EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint JOHN T. MULRAIN, DENNIS L. DERR and JOHN H. BEERS, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as a director of The Phoenix Companies, Inc. (the “Company”), an Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”), and any and all amendments or supplements to the Annual Report, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do in person, with full power of substitution and re-substitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 4th day of March, 2016.

/s/ Martin N. Baily________________ Martin N. Baily	/s/ Ann. M. Gray_______________ Ann M. Gray
/s/ Arthur P. Byrne________________ Arthur P. Byrne	/s/ Andrew J. McMahon_________ Andrew J. McMahon
/s/ Sanford Cloud, Jr.______________ Sanford Cloud, Jr.	/s/ Westley V. Thompson_________ Westley V. Thompson
/s/ John H. Forsgren______________ John H. Forsgren	/s/ James D. Wehr_______________ James D. Wehr
/s/ Arthur F. Weinbach___________ Arthur F. Weinbach